UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 9, 2009
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On November 9, 2009, Commercial Metals Company (the “Company”) issued a press release announcing an upcoming realignment in its segment reporting structure within its major operational units, the CMC Americas Division and the CMC International Division. Effective December 1, 2009, the CMC Americas Division will operate utilizing three segments: Americas Recycling, Americas Mills and Americas Fabrication. The two segments within the CMC International Division will be known as International Mills (comprised of all mills, recycling and fabrication operations located outside of the U.S.) and International Marketing & Distribution, which will include all marketing and distribution operations located outside the Americas as well as CMC Cometals, located in Fort Lee, New Jersey, U.S.A.
     The Company’s two U.S.-based trading and distribution divisions, CMC Dallas Trading, located in Irving, Texas, U.S.A., and CMC Cometals will merge to form the U.S.-based portion of a re-established International Marketing & Distribution segment. The Impact Metals business will remain within the renamed Americas Fabrication segment. The Singapore-based business units, as well as CMC Coil Steels, located in Australia, will be a part of the International Marketing & Distribution segment.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following exhibits are furnished with this Form 8-K.
     99.1   Press Release, dated November 9, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: November 10, 2009	By:	/s/ Ann J. Bruder
		Name:	Ann J. Bruder
		Title:	Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 9, 2009.